UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 9, 2007, Silicon Graphics, Inc. (the “Company”) announced that Mr. Dennis McKenna left his position as the Company’s Chief Executive Officer and President and resigned from his seat on the Company’s board of directors (the “Board”), effective on April 6, 2007. Also on April 9, 2007, the Company announced that Robert “Bo” Ewald, has been named the Company’s Chief Executive Officer, effective immediately. Mr. Ewald replaces Mr. McKenna, who has served as the Company’s Chief Executive Officer since January 31, 2006. The Board appointed Mr. Ewald as a Class I director of the Board, serving until the expiration of the Class I director term at the Company’s 2007 Annual Meeting.

Prior to joining the Company and since June 2005, Mr. Ewald served as the Chairman and Chief Executive Officer of Linux Networx. Prior to that, Mr. Ewald served as the Executive Vice President and the President of Human Resource Solutions of Ceridian Corporation from July 2003 to January 2005. He also served as a director of Ceridian Corporation from March 2001 to January 2005. Prior to that and since October 2002, Mr. Ewald was the Chairman and Chief Executive Officer of Scale Eight, Inc., a high performance network clustered storage company. From September 2001 to October 2002, he served as the Executive Chairman of Learn2 Corporation. From March 1999 to September 2001, he served as the President and Chief Executive Officer of E-Stamp Corporation, an Internet postage company. Earlier in his career from October 1997 to July 1998, Mr. Ewald was the Executive Vice President and Chief Operating Officer of Silicon Graphics, Inc. Mr. Ewald, age 59, has over 25 years of experience in the supercomputing industry, which began at Los Alamos National Laboratory when he was the head of its Computing and Communications Division. Mr. Ewald is involved in various industry organizations and was appointed to the President’s Information Technology Advisory Committee from 1997 to 2001. He earned Masters degrees in Civil Engineering and Applied Mathematics from the University of Colorado and a Bachelor’s degree in Civil Engineering from the University of Nevada.

Compensatory Arrangement with Bo Ewald

On April 9, 2007 Mr. Ewald became the Chief Executive Officer of the Company pursuant to the terms of the offer letter from the Company to Mr. Ewald dated April 4, 2007 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Ewald’s annual base salary will be $600,000, subject to annual adjustment by the Board. Mr. Ewald is also eligible to receive a cash bonus each fiscal year, beginning with the Company’s 2008 fiscal year, of up to 100% of his annual base salary based upon the achievement of specified objectives approved by the compensation committee of the Board. For the Company’s 2007 fiscal year, Mr. Ewald is guaranteed a cash bonus equal to 100% of his annual base salary, prorated for the number of days he is employed by the Company in 2007, provided he remains employed by the Company through June 29, 2007. The Company will reimburse Mr. Ewald for up to $75,000 in relocation expenses pursuant to the Company’s relocation policy.

Pursuant to the terms of the Offer Letter, Mr. Ewald will be granted an option to purchase shares of the Company’s common stock. The grant will be made on a specified date later this month, and the number of shares subject to the option will be determined pursuant to a pre-established formula tied to the fair market value of the Company’s common stock on that date. However, the maximum number of shares subject to the option will not exceed 287,500 shares. The option will have an exercise price per share equal to the fair market value per share of the common stock on the grant date and will be granted under the Company’s Management Incentive Plan (the “MIP”); provided however, that any shares subject to the option in excess of 147,500 will be subject to stockholder approval of an increase in the maximum number of shares of Common Stock available under the MIP within 9 months following the option grant date so as to cover those shares. The shares under the option will vest in forty-eight equal monthly installments measured from Mr. Ewald’s employment commencement date, provided that Mr. Ewald continues his employment through each such date. All of the option shares (except any shares as to which the requisite stockholder approval has not been obtained) will become fully vested and exercisable immediately prior to the effective date of a change in control of the Company, if one were to occur. In such a case, Mr. Ewald will have the right to elect during the period beginning immediately prior to such change in control and ending on the date that is six months following the effective date of such change in control to either (i) have such option “cashed out” at its intrinsic value or (ii) exercise such option.

Prior to the end of April 2007, Mr. Ewald will also receive a restricted stock unit award (“RSU”). The number of shares of the Company’s common stock underlying Mr. Ewald’s RSU award will be dependent upon the number of shares subject to his option grant and will be equal to the difference between 287,500 shares and the number of shares of common stock subject to such option. The RSUs will vest in forty-eight equal monthly installments over the forty eight month period measured from Mr. Ewald’s first day of employment, provided, however, the RSU award will become fully vested immediately prior to the effective date of a change in control of the Company.

If the Company terminates Mr. Ewald’s employment without cause or his employment terminates due to his death or permanent disability and Mr. Ewald executes a general release of all claims in favor of the Company, agrees not to solicit any of the Company’s employees for a twelve month period following his termination date and complies with the terms of his proprietary information agreement with the Company, Mr. Ewald will receive salary continuation payments for a twelve month period following his termination date at his rate of base salary in effect on his termination date and continued health care coverage at the Company’s expense for up to twelve months.

Separation Agreement

On April 6, 2007, the Company entered into a Mutual Separation and General Release Agreement (the “Separation Agreement”) with Mr. McKenna. Under the Separation Agreement, Mr. McKenna executed a general release of all claims against the Company in exchange for a lump sum severance payment of $500,000 and continued health care coverage at the Company’s expense for up to twelve months. The severance payment is payable on the earlier of (i) the date that is six (6) months following his separation from service with the Company and (ii) the date of his death. The severance payment is subject to the Company’s collection of all applicable, federal, state and local income and employment withholding taxes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is filed as an exhibit to this report:

99.1	Press Release Dated April 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: April 9, 2007	By:	/s/ Barry Weinert
	Name:	Barry Weinert
	Title:	Vice President and General Counsel